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Exhibit 99.1




                           CONTACT:
                           Media -Lillian Kilroy  (410) 277-2833
                           Investment Community -Dennis Starliper (410) 277-2889


            PROVIDENT BANKSHARES CORPORATION COMPLETES ACQUISITION OF
                        SOUTHERN FINANCIAL BANCORP, INC.


BALTIMORE: (April 30, 2004) - Provident Bankshares Corporation (NASDAQ:PBKS), the parent company of Provident Bank, the second largest independent commercial bank headquartered in Maryland, has completed its acquisition of Southern Financial Bancorp, Inc., (NASDAQ: SFFB), the parent company of Southern Financial Bank.

       Southern Financial Bank, based in Warrenton, Virginia, adds roughly $1.5 billion in total assets to Provident's $5.3 billion and is key to the corporation's strategy to strengthen its market position in Northern Virginia. The acquisition of Southern Financial also extends Provident's presence into Central and Eastern Virginia with 33 offices that stretch from Northern Virginia to the Norfolk/Tidewater area.

       Under the terms of the transaction, shareholders of Southern Financial will receive 1.0875 shares of Provident common stock and $11.125 in cash for each Southern Financial share held. Provident will issue approximately 8.2 million shares and pay $84.0 million in cash in the transaction. In the first full year of operation, Provident expects the Southern Financial transaction to be accretive to earnings and neutral to tangible capital.

       Provident Bankshares Corporation Chairman and Chief Executive Officer Gary N. Geisel commented on the transaction, "We are pleased to welcome Southern Financial customers to Provident Bank. This merger will provide them with an expanded menu of both consumer and commercial banking products. At the same time, Southern Financial's employees will continue to make key contributions in maintaining and establishing new banking relationships that will boost Provident's presence in this growing region. Together, we will create a company that is equally committed to its customers, employees and community."

       The Southern Financial branches will officially change their name to "Provident Bank" in early June as the consolidation of operations progresses. As part of the comprehensive transition efforts, Southern Financial customers will receive welcome packets from Provident with customized information on their accounts. Provident has also set up a Customer Information HotLine for customers with any questions about the transition. The number is 1-888-793-5626. E-mails can be sent to merger@provbank.com.
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       Provident Bankshares Corporation is the holding company for Provident
Bank, the second largest independent commercial bank headquartered in Maryland.


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With $5.3 billion in assets, Provident serves individuals and businesses in the dynamic Baltimore-Washington corridor through a network of 118 banking offices in Maryland, Virginia and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.
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FORWARD LOOKING STATEMENTS

This Press Release, as well as other written communications made from time to time by Provident Bankshares Corporation and subsidiaries (the "Company") and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." The Company's ability to predict results or the actual effects of its plans and strategies, including its future earnings and its recent merger with Southern Financial Bancorp, Inc., is inherently uncertain. Accordingly, actual results may differ from anticipated results. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition, which can materially affect, among other things, consumer banking revenues, revenues from sales on non-deposit investment products, origination levels in the Company's lending businesses and the level of defaults, losses and prepayments on loans made by the Company, whether held in portfolio or sold in the secondary markets; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; risks and uncertainties related to acquisitions and related integration and restructuring activities; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. The forward-looking statements are made as of the date of this report, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.